UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2017

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jan Tinbergenstraat 80, 7559 SP Hengelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-74-357-8000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure
This Current Report contains “forward-looking statements” about the business, financial performance and prospects of Sensata Technologies Holding N.V. (“Sensata” or the “Company”). Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future, including those regarding guidance for fiscal years 2018 through 2020, are forward-looking statements that involve risks, uncertainties and assumptions. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the SEC.
Sensata held an Investor Day on December 12, 2017. During the event, Sensata management disclosed guidance for fiscal year 2018 and set long-term financial targets for the periods between fiscal years 2018 and 2020. The guidance disclosed is detailed below.
Fiscal Year 2018
For fiscal year 2018, Sensata anticipates the following (representing approximate numbers):

•	Revenue between $3.41 billion and $3.51 billion, representing reported growth between 4% and 7% and organic growth between 3% and 5%;

•	Adjusted EBIT between $812 million and $840 million, representing reported growth between 9% and 12% and organic growth between 7% and 10%;

•	Adjusted EPS between $3.52 and $3.68, representing reported growth between 11% and 17% and organic growth between 9% and 13%; and

•	Free cash flow of $533 million.
Fiscal Years 2018 through 2020
For fiscal year 2020, Sensata anticipates the following (representing approximate numbers):

•	Revenue of $3.9 billion, representing an organic three-year compound annual growth rate (“CAGR”) between 4% and 6%;

•	Adjusted EBIT of $978 million, or 25.3% of revenue, an increase of 250 basis points from expected fiscal year 2017 Adjusted EBIT margin, representing a three-year CAGR between 8% and 11%;

•	Adjusted EPS of $4.43, representing a reported three-year CAGR between 10% and 14% and an organic three-year CAGR of between 10% and 13%;

•	Adjusted net income as a percentage of revenue of nearly 20%; and

•	Return on Invested Capital of 13.5%.
Sensata anticipates free cash flow for the three-year period from 2018 through 2020 to be approximately $1.8 billion. In addition, Sensata anticipates achieving cost synergies related to the Schrader and CST acquisitions of approximately $55 million by the end of 2019, exceeding its original target of $35 million.
Additional detailed information related to this guidance is included in the presentation, which, along with a replay of the webcast, is available on the “Webcasts and Presentations” page of the Investor Relations section of Sensata's website.
The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference. This report shall not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: December 12, 2017	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

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